As filed with the Securities and Exchange Commission on April 10, 2000
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   JACADA LTD
             (Exact name of registrant as specified in its charter)

           ISRAEL                                         N/A
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             11 GALGALEI HAPLADA ST.
                                 P.O. BOX 12175
                             HERZLIYA 46722, ISRAEL
                                (972-9) 952 5900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                JACADA LTD. 1999 SHARE OPTION AND INCENTIVE PLAN
                       JACADA LTD. 1996 SHARE OPTION PLAN
                       JACADA LTD. 1994 STOCK OPTION PLAN

                              (Full Title of Plans)

                                     RAN OZ
                             CHIEF FINANCIAL OFFICER
                                   JACADA LTD.
                             11 GALGALEI HAPLADA ST.
                                 P.O. BOX 12175
                             HERZLIYA 46722, ISRAEL
                                (972-9) 952 5900


                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                    Copy to:

                              DAVID P. STONE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

NY2:\887070\04\54497.0003

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of Securities to be             Amount to be         Proposed Maximum     Proposed Maximum          Amount of
Registered                                          Registered (1)       Offering Price       Aggregate Offering      Registration
                                                                         Per Share (5)            Price (5)                Fee
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS 0.01 per share        45,000 shares (2)
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS 0.01 per share     2,115,450 shares (3)
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS 0.01 per share     1,800,000 shares (4)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                             3,960,450 shares          $12.50               $49,505,625             $13,069.49
====================================================================================================================================

(1) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant's 1994, 1996 and 1999 Stock Option Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2) Represents the registration of Ordinary Shares of Jacada Ltd. issuable under the Registrant's 1994 Stock Option Plan, as amended, pursuant to the exercise of options that may be granted thereunder.

(3) Represents the registration of Ordinary Shares of Jacada Ltd issuable under the Registrant's 1996 Share Option Plan, as amended, pursuant to the exercise of options that may be granted thereunder.

(4) Represents the registration of Ordinary Shares of Jacada Ltd issuable under the Registrant's 1999 Share Option and Incentive Plan, as amended, pursuant to the exercise of options that may be granted thereunder.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon an offering price of $12.50, the price at which options to purchase Ordinary Shares may be exercised pursuant to each of the 1994, 1996 and 1999 Stock Option Plans.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is intended to register (i) all shares to be issued under the 1994 Stock Option Plan, the 1996 Share Option Plan and the 1999 Share Option and Incentive Plan (the "Stock Option Plans") by Jacada Ltd., an Israeli Company. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.

         THE COMPANY HAS RECEIVED FROM THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AN EXEMPTION FROM THE OBLIGATION TO PUBLISH THIS REGISTRATION STATEMENT IN THE MANNER REQUIRED FOR THE PUBLICATION OF A PROSPECTUS PURSUANT TO THE PREVAILING LAWS OF THE STATE OF ISRAEL. NOTHING IN SUCH EXEMPTION SHALL BE CONSTRUED AS AUTHENTICATION OR APPROVAL OF THE RELIABILITY OR ACCURACY OF THE MATTERS CONTAINED IN THIS REGISTRATION STATEMENT OR AS AN EXPRESSION OF OPINION AS TO THE QUALITY OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS REGISTRATION STATEMENT.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. EMPLOYEE STOCK OPTION PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Stock Option Plans and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the participants of the Stock Option Plans, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE STOCK OPTION PLAN INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Program For the Granting of Options to Senior Employees and its administrators are available without charge by contacting:

                                   Jacada Ltd.
                             11 Galgalei Haplada St.
                                 P.O. Box 12175
                                 Herzliya 46722
                                     Israel
                                (972-9) 952 5900

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC by Jacada Ltd., a company organized under the laws of the State of Israel (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated by reference in this document:

         (A) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1999.

         (B) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A (Registration No. 333-10882), filed with the Commission on October 8, 1999 as amended.

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The articles of association of the Company provide that, subject to the provisions of the Israeli Companies Ordinance, we may insure the liability, in whole or in part, of any of our office holders with respect to: (a) a breach of the duty of care to us or to another person; (b) a breach of the fiduciary duty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or (c) a financial liability imposed upon him in favor of another person in respect of an act performed by him in his capacity as our officer. In addition, we may indemnify an office holder against: (a) a financial liability imposed on him in favor of another person by any judgment, including a compromise judgment or an arbitrator's award approved by a court in respect of an act performed in his capacity as an officer of, and (b) reasonable litigation expenses, including attorneys' fees, incurred by such officer or charged to him by a court in proceedings instituted against him by us or on its behalf or by another person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as our officer. Our articles of association provide that we may also procure insurance or indemnify any person who is not an office holder including without limitation, an employee, agent, consultant or contractor of ours who is not one of our officers. We have obtained directors' and officers' liability insurance for the benefit of our office holders in the amount of $25,000,000.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit
-------

Number     Description
------     -----------


4.1 The Registration Statement on Form F-1 of the Company, filed with the SEC as amended, on Oct. 13, 1999 is incorporated herein by reference.

4.2 The 1994 Stock Option Plan, filed with the SEC on September 24, 1999, as Exhibit 10.1 to the Company's Registration Statement on Form F-1, as amended, is incorporated herein by reference.

4.3 The 1996 Share Option Plan, filed with the SEC on September 24, 1999, as Exhibit 10.1 to the Company's Registration Statement on Form F-1, as amended, is incorporated herein by reference.

4.4 The 1999 Stock Option and Incentive Plan, filed with the SEC on October 8, 1999, as Exhibit 10.1 to the Company's Amendment No. 1 to the Registration Statement on Form F-1, as amended, is incorporated herein by reference.

* 5.1    Opinion of Meitar, Liquornik, Geva & Co..

* 23.1   Consent of Kost, Forer & Gabbay, a member of Ernst & Young
         International.

* 23.2   Consent of Meitar, Liquornik, Geva & Co. (contained in exhibit 5.1).

* 24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of April 10, 2000.

                                             JACADA LTD.


                                             By: /s/ Ran Oz
                                                -------------------------------
                                                  Ran Oz
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ran Oz and Gideon Hollander, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the date set forth above on the signature pages hereof.


         SIGNATURE                 TITLE
         ---------                 -----

/s/ Gideon Hollander               Chief Executive Officer and Director
---------------------------
Gideon Hollander

/s/ Ran Oz                         Chief Financial Officer and General Manager
---------------------------
Ran Oz

/s/ Boaz Dotan                     Director
---------------------------
Boaz Dotan

/s/ Yossie Hollander               Director
---------------------------
Yossie Hollander

/s/ Jay B. Morrison                Director
---------------------------
Jay B. Morrison

/s/ Amnon Shohan                   Director
---------------------------
Amnon Shohan

Exhibits
--------

Number     Description
------     -----------


4.1 The Registration Statement on Form F-1 of the Company, filed with the SEC as amended, on Oct. 13, 1999 is incorporated herein by reference.

4.2 The 1994 Stock Option and Incentive Plan, filed with the SEC on September 24, 1999, as Exhibit 10.1 to the Company's Registration Statement on Form F-1, as amended, is incorporated herein by reference.

4.3 The 1996 Stock Option and Incentive Plan, filed with the SEC on September 24, 1999, as Exhibit 10.1 to the Company's Registration Statement on Form F-1, as amended, is incorporated herein by reference.

4.4 The 1999 Stock Option and Incentive Plan, filed with the SEC on October 8, 1999, as Exhibit 10.1 to the Company's Amendment No. 1 to the Registration Statement on Form F-1, as amended, is incorporated herein by reference.

* 5.1    Opinion of Meitar, Liquornik, Geva & Co..

* 23.1   Consent of Kost, Forer & Gabbay, a member of Ernst & Young
         International.

* 23.2   Consent of Meitar, Liquornik, Geva & Co. (contained in exhibit 5.1).

* 24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.